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                                                                      EXHIBIT 21


                                HOLLY CORPORATION

                           SUBSIDIARIES OF REGISTRANT


Holly Corporation owns 100% of the capital stock of the following subsidiaries (state of respective incorporation shown in parentheses):

            Navajo Corp.          (Del.)
            Navajo Holdings, Inc. (N.M.)
            Holly Petroleum, Inc. (Del.)
            Black Eagle, Inc.     (Del.)

Holly Corporation owns 57.5% and Navajo Corp. owns 42.5% of the capital stock of Navajo Refining Company (Del.).

Navajo Refining Company owns 100% of the stock of Navajo Northern, Inc. (Nev.), Lorefco, Inc. (Del.), and Navajo Western Asphalt Company (N.M.).

Navajo Holdings, Inc. owns 100% of the stock of Navajo Pipeline Co. (Del.).

Navajo Pipeline Co. owns 100% of the stock of Navajo Southern, Inc. (Del.).

Lorefco, Inc. owns 100% of the stock of Lea Refining Company (Del.).

Navajo Northern, Inc. owns 100% of the stock of Montana Retail Corporation
(Del.).

Black Eagle, Inc. and Navajo Northern, Inc. are the general partners of Montana Refining Company, a Partnership.